Exhibit 5.2

June 16, 2009

Landry’s Restaurants, Inc.

1510 West Loop South

Houston, TX 77027

Re:	Registration Statement on Form S-4; Offer to Exchange $295,500,000 Aggregate Principal Amount of 14% Senior Secured Notes due 2011, Series B, for an Equal Principal Amount of 14% Senior Secured Notes due 2011, Series A.

Ladies and Gentlemen:

I am Director, Executive Vice President, General Counsel and Secretary of Landry’s Restaurants, Inc., a Delaware corporation (the “Company”), of which those entities listed on Schedule I hereto, are wholly owned subsidiaries (which subsidiaries are referred to hereinafter as the “Covered Subsidiaries”), and have acted as counsel to the Company and its subsidiaries in connection with the proposed issuance by the Company of up to $295,500,000 aggregate principal amount of 14% Senior Secured Notes due 2011, Series B (the “Exchange Notes”) in exchange for an equivalent amount of the Company’s outstanding 14% Senior Secured Notes due 2011, Series A (the “Existing Notes”), and guarantees thereof (the “Guarantees”) by certain subsidiaries of the Company, including the Covered Subsidiaries. The terms of the offer to exchange are described in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission for the registration of the Exchange Notes under the Securities Act of 1933, as amended (the “Act”). The Existing Notes have been, and the Exchange Notes will be, issued pursuant to an indenture dated as of February 13, 2009 (the “Indenture”), by and among the Company, the subsidiary guarantors listed on the signature pages thereof and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of February 13, 2009 (the “Registration Rights Agreement”), by and among the Company, the subsidiary guarantors listed on the signature pages thereof and Jefferies & Company, Inc.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed, I have assumed that all parties thereto, other than the Covered Subsidiaries, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent I have opined on such matters below with respect to the Guarantees, that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Covered Subsidiaries and others.

In rendering the opinion set forth herein, I have examined and relied on originals or copies of the following:

(a)	the Registration Statement on Form S-4 with respect to the Exchange Notes and the Guarantees (File No. 333-159070) as filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2009 and Amendment No. 1 thereto, filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)	an executed copy of the Registration Rights Agreement;

(c)	an executed copy of the Indenture;

(d)	the articles of incorporation and bylaws of each of the Covered Subsidiaries;

(e)	certain resolutions adopted by the board of directors of each of the Covered Subsidiaries relating to the Exchange Offer, guarantees of the Original Notes, the Guarantees, the Indenture and related matters;

(f)	the Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Indenture, filed with the Commission on May 8, 2009 as Exhibit 25.1 to the Registration Statement; and

(g)	the form of the Exchange Notes.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Covered Subsidiaries and such agreements of the Covered Subsidiaries, certificates and receipts of public officials, certificates of officers or other representatives of the Covered Subsidiaries and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

My opinion set forth herein is limited to (i) the Alabama Business Corporation Act, (ii) the Colorado Business Corporation Act, (iii) the Florida Business Corporation Act, (iv) the Kansas General Corporation Law, (v) Title 12 of the Louisiana Revised Statutes, (vi) the Maryland General Corporation Law, (vii) the Michigan Business Corporation Act, (viii) the Minnesota Business Corporation Act, (ix) the Mississippi Business Corporation Act, (x) the General and Business Corporation Law of Missouri, (xi) Chapter 78 of the Nevada Revised Statutes, (xii) the New Mexico Business Corporation Act, (xiii) the North Carolina Business Corporation Act, (xiv) Title 17 of the Ohio Revised Code, (xv) Article 5 of the South Carolina Business Corporation Act of 1988 and (xvi) the Tennessee Business Corporation Act, which are normally applicable to transactions of the type contemplated by the Exchange Offer (“Opined on Law”). I do not express any opinion as to the laws of any other jurisdiction other than the Opined on Law or as to the effect of any such non opined law on the opinion herein stated. I have relied as to matters of Delaware, New York and Texas law on the opinion of Haynes and Boone, LLP of even date herewith and to be filed as Exhibit 5.1 to the Registration Statement.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that, with respect to each Covered Subsidiary, the Guarantee of such Covered Subsidiary has been duly and validly authorized by such Covered Subsidiary and, when the Exchange Notes (in the form examined by me) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, such Guarantee will constitute the valid and binding obligations of such Covered Subsidiary, enforceable against such Covered Subsidiary in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

By:	/s/ STEVEN L. SCHEINTHAL

Steven L. Scheinthal
Executive Vice President, General Counsel and Secretary

Schedule I

Name	State of Incorporation or Organization

C.A. Muer Corporation	Michigan
Captain Crab’s Take-Away of 79th Street, Inc.	Florida
CHLN-Maryland	Maryland
Crab House, Inc.	Florida
Cryo Realty Corp.	Florida
FSI Devco, Inc.	Nevada
Landry’s Downtown Aquarium, Inc.	Colorado
Landry’s Seafood House—Alabama, Inc.	Alabama
Landry’s Seafood House—Biloxi, Inc.	Mississippi
Landry’s Seafood House—Colorado, Inc.	Colorado
Landry’s Seafood House—Florida, Inc.	Florida
Landry’s Seafood House—Lafayette, Inc.	Louisiana
Landry’s Seafood House—Memphis, Inc.	Tennessee
Landry’s Seafood House—Minnesota, Inc.	Minnesota
Landry’s Seafood House—Missouri, Inc.	Missouri
Landry’s Seafood House—Nevada, Inc.	Nevada
Landry’s Seafood House—New Mexico, Inc.	New Mexico
Landry’s Seafood House—New Orleans, Inc.	Louisiana
Landry’s Seafood House—North Carolina	North Carolina
Landry’s Seafood House—Ohio, Inc.	Ohio
Landry’s Seafood House—South Carolina, Inc.	South Carolina
Marina Acquisition Corporation of Florida, Inc.	Florida
Rainforest Café, Inc.	Minnesota
Rainforest Café, Inc.—Baltimore County	Maryland
Rainforest Café, Inc.—Kansas	Kansas
T-Rex Cafe—Kansas City, Inc.	Kansas
T-Rex Cafe—Orlando, Inc.	Florida
T-Rex Cafe—Reno, Inc.	Nevada

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